The Alkaline Water Company Announces Preliminary Results
Q2 Fiscal Year 2022

Anticipated Record $15 Million Revenue -Almost 50% Year-over-Year Growth

The Company Reiterates Full Fiscal 2022 Revenue Guidance of $62 million

(All amounts in U.S. dollars)

SCOTTSDALE, Arizona, (10/12/2021) - The Alkaline Water Company Inc. (NASDAQ and CSE: WTER)  (the "Company"), the country's largest independent alkaline company and the Clean Beverage® company, today announced that it anticipates topline revenue for the second quarter of fiscal year 2022 to be approximately $15 million. This would be the best quarter on record and represent year-over-year growth approaching almost 50%. The Company reiterates full fiscal year 2022 revenue guidance of $62 million. The Company will officially report its full second quarter for fiscal year 2022 results in November.

"We anticipate the second quarter sales of fiscal 2022 will be a record and will represent our 34th straight comparable quarter of record growth," stated Ricky Wright, President & CEO of the Alkaline Water Company. "It is now clear to us that our ability to increase production capacity through new co-packers and raw material manufacturers is creating new business opportunities. Just like last year, we are meeting demand when others cannot. This year, we have seen tremendous growth of our single-serve Alkaline88® SKUs. Recent wins like Sam's Club, Giant Food, new SKUs at CVS, United Pacific convenience stores, and adding nine of the largest airports in the country have positioned us to continue significant growth. Another measure of growth is quarterly purchase orders which have steadily increased this year and set a new record in Q2 fiscal 2022. The momentum seems to be continuing in the current quarter."

"We are looking forward to launching our omni-channel advertising campaign featuring one of the most respected and well-liked brand ambassadors in the world, Shaquille O'Neal.  Based on preliminary interest from buyers, we believe the 2-liter Shaq Paq will be one of the most successful launches in the company's history," continued Ricky Wright. "As stated in our first quarter call, to meet guidance this year we need to outpace the last three quarters of fiscal 2021 by over 46%.  Based on our continued organic growth and new initiatives including Hospitality, e-Commerce, Convenience Store, Functional CBD Water, and Club/Specialty Retailers/and Big Box we reiterate our guidance of $62 Million for fiscal year 2022."

"I have to thank the tireless effort of all Alkaline88 employees, suppliers, co-packers, and brokers that make this kind of success possible, and look forward to the rest of this year and beyond." concluded Ricky Wright.

Selected preliminary financial results for the second quarter of Fiscal 2022

This news release presents preliminary results, for the periods presented, of the Company. Included above are certain estimated preliminary unaudited financial results for the second quarter of fiscal 2022. These results are preliminary and subject to change, and there is a possibility that the Company's actual results may differ materially from these preliminary estimates. These results are based on the information available to the Company as of the date of this news release.

These estimated preliminary results for the second quarter of fiscal 2022 are derived from the preliminary internal financial records of the Company and are subject to revisions based on the Company's procedures and controls associated with the completion of the Company's financial reporting, including all the customary reviews and approvals.

These estimated preliminary results should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP. The Company's independent registered public accounting firm has not conducted a review of, and does not express an opinion or any other form of assurance with respect to, these estimated preliminary results. It is possible that the Company or its independent registered public accounting firm may identify items that would require the Company to make adjustments to the preliminary estimates set forth above as the Company completes its financial statements and that the Company's actual results may differ materially from these preliminary estimates. Accordingly, undue reliance should not be placed on these preliminary estimates. Except for the statements relating to the full fiscal year 2022 revenue guidance, these preliminary estimates are not necessarily indicative of any future period and should be read together to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

About The Alkaline Water Company:

The Alkaline Water Company is The Clean Beverage Company™ making a difference in the water you drink and the world we share.

Founded in 2012, The Alkaline Water Company (NASDAQ and CSE: WTER) is headquartered in Scottsdale, Arizona. Its flagship product, Alkaline88®, is a leading premier alkaline water brand available in bulk and single-serve sizes along with eco-friendly aluminum packaging options. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH balanced alkaline drinking water with trace minerals and electrolytes and boasts our trademarked label "Clean Beverage." Quickly being recognized as a growing lifestyle brand, The Alkaline Water Company created the A88 Infused Beverage Division in 2018 to meet consumer demand for flavor-infused products under the A88 Infused™ brand. A88 Infused™ flavored water is available in six unique all-natural flavors, with new flavors coming soon. In 2021, The Alkaline Water Company was pleased to welcome Shaquille O'Neal to its board of advisors and to serve as the celebrity brand ambassador for the Alkaline88® and A88 Infused™ brands.

To purchase The Alkaline Water Company's products online, visit us at www.alkaline88.com.

To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect with us on Facebook, Twitter, Instagram, or LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: the statements relating to the Company's anticipated topline revenue for the second quarter of fiscal year 2022 of approximately $15 million; that the second quarter of fiscal 2022 would be best quarter on record and represents year-over-year growth approaching almost 50%; the statements relating to the full fiscal year 2022 revenue guidance of $62 million; that the Company anticipate the second quarter sales of fiscal 2022 will be a record and will represent the Company's 34th straight comparable quarter of record growth; that recent wins like Sam's Club, Giant Food, new SKUs at CVS, United Pacific convenience stores, and adding nine of the largest airports in the country have positioned the Company to continue significant growth; that the momentum seems to be continuing in the current quarter; that the Company is looking forward to launching its omni-channel advertising campaign featuring one of the most respected and well-liked brand ambassadors in the world, Shaquille O'Neal; that the Company believes the 2-liter Shaq Paq will be one of the most successful launches in the Company's history; and that to meet guidance this year the Company needs to outpace the last three quarters of fiscal 2021 by over 46%.

The material assumptions supporting these forward-looking statements include, among others, that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. In addition, the Company's revenue guidance is based on the Company's expectation that the Company's top line to be driven primarily by the momentum the Company is carrying forward from a successful 2021 which has resulted in SKU expansion, a gain in traction for the Company's single-serves, and significant organic growth within the Company's existing retail clients and that this momentum should also allow the Company to see expanded distribution to additional retailers throughout the country.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; the fact that consumers may not embrace and purchase any of the Company's CBD-infused products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Jeff Wright
Director of Investor Relations
866-242-0240
investors@thealkalinewaterco.com

Media

Jessica Starman

888-461-2233

jessica@elev8newmedia.com